Exhibit 10.2

THIRD AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the "Third Amendment to Credit Agreement," or this "Amendment") is entered into effective as of November 16, 2010, among VANGUARD NATURAL GAS, LLC, a limited liability company formed and existing under the laws of the Commonwealth of Kentucky ("Borrower"), and CITIBANK, N.A., as Administrative Agent and L/C Issuer (the "Administrative Agent"), and the financial institutions executing this Amendment as Lenders.

R E C I T A L S

A.           Borrower, the financial institutions signing as Lenders, and the Administrative Agent are parties to a Second Amended and Restated Credit Agreement dated as of August 31, 2009, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of October 14, 2009, and as amended by a Second Amendment to Second Amended and Restated Credit Agreement dated as of June 1, 2010 (collectively, the "Original Credit Agreement").

B.           The parties desire to amend the Original Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Same Terms.  All terms used herein which are defined in the Original Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, (i) all references in the Loan Documents to the "Agreement" shall mean the Original Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time, and (ii) all references in the Loan Documents to the "Loan Documents" shall mean the Loan Documents, as amended by this Amendment, as the same shall hereafter be amended from time to time.  In addition, the following terms have the meanings set forth below:

"Effective Date" means November 16, 2010.

"Intercreditor Agreement" means the Lien Subordination and Intercreditor Agreement substantially in the form of Exhibit G attached hereto.

"Intercreditor Agreement Effective Date" means the date on which the conditions specified in Section 3 are satisfied (or waived as provided therein), to occur not later than December 31, 2010.

"Modification Papers" means this Amendment, the Guarantor Confirmation Letters, the ENP Interests Pledge Agreement and all of the other certificates, documents and agreements executed in connection with the transactions contemplated by this Amendment.

2. Conditions Precedent to Effective Date.  This Amendment shall become effective as of the Effective Date upon satisfaction of each of the following conditions, unless waived by the Administrative Agent in its discretion:

A. Amendment Fee.  Borrower shall have paid to the Administrative Agent for the benefit of the Lenders an amendment fee of $562,500.

B. Third Amendment to Credit Agreement.  This Amendment to Credit Agreement shall be executed and delivered by each of the parties thereto (including all Lenders).

C. Guarantor Confirmation Letters.  Each Guarantor shall have executed a letter in favor of Administrative Agent (each a "Guarantor Confirmation Letter") confirming that its Guaranty Agreement remains in full force and effect.

D. Closing of Term Loan Credit Facility.  The Administrative Agent shall be reasonably satisfied that the Term Loan Credit Facility is being closed contemporaneously with the execution of this Amendment subject to conditions reasonably satisfactory to the Administrative Agent, and the Administrative Agent shall have received a duly executed counterpart of the Term Loan Credit Agreement (as defined in Section 4(a)).

E. Planned Merger.  The Administrative Agent shall have received the plan with respect to Borrower's planned merger of ENP with and into the Borrower described in Section 6.01(h) of the Term Loan Credit Agreement.

F. Authorization Certificate.  Borrower shall have delivered a certificate of a Responsible Officer satisfactory in form and substance to the Administrative Agent authorizing the execution, delivery and performance by Borrower of the Modification Papers to which Borrower is a party.

G. Fees and Expenses.  The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers to which Borrower is a party.

H. Representations and Warranties.  All representations and warranties contained herein or in the other Modification Papers to which Borrower is a party or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "material adverse effect" shall be true and correct in all respects) as though such representations and warranties have been made on and as of the Effective Date, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective date, such representations and warranties shall continue to be true and correct as of such specified earlier date.

3. Conditions Precedent to Obligation to Execute Intercreditor Agreement.  The obligation of the Administrative Agent to execute the Intercreditor Agreement shall be subject to each of the following conditions, unless waived by the Administrative Agent in its discretion:

A. Intercreditor Agreement.  The Administrative Agent shall have received from the Term Loan Administrative Agent (as defined in Section 4(a)) and Borrower duly executed counterparts (in such number as may be requested by Administrative Agent) of the Intercreditor Agreement.

B. Funding under Term Loan Credit Agreement.  The Administrative Agent shall be reasonably satisfied that the loan contemplated by the Term Loan Credit Agreement is being funded.

C. Term Loan Documents.  The Administrative Agent shall have received executed copies of all of the Term Loan Documents (as defined in Section 4(a)) other than the Term Loan Credit Agreement, in form and substance reasonably satisfactory to Administrative Agent.

D. Consents to Pledge of ENP Interests.  Borrower shall have provided the Administrative Agent with the same evidence given to the Term Loan Administrative Agent to comply with the governmental/third party approval condition precedent set forth in Section 6.02(k) of the Term Loan Credit Agreement.

E. Closing of ENP Acquisition.  The Administrative Agent shall be reasonably satisfied that the ENP Acquisition (as defined in Section 4(a)) is being closed contemporaneously with the funding of the Term Loan Credit Facility.  The Administrative Agent shall have received true and complete copies of all of the ENP Acquisition Documents, and be reasonably satisfied with the substance thereof.

F. Pledge of ENP Interests.  Borrower shall have executed and delivered to the Administrative Agent an agreement (the "ENP Interests Pledge Agreement") granting the Administrative Agent a Lien against the ENP Interests (as defined in Section 4(a)) which shall be subordinate and subject only to Liens thereon securing the indebtedness of Borrower under the Term Loan Credit Facility (as defined in Section 4(a)), which shall be satisfactory in form and substance to the Administrative Agent.

G. Opinions of Counsel.  The Administrative Agent shall have received opinions of (1) Vinson & Elkins LLP, counsel to the Borrower and its Subsidiaries, and (2) Wyatt, Tarrant & Combs, LLP, special Kentucky counsel to the Borrower and its Subsidiaries, acceptable to the Administrative Agent, covering such matters with respect to the Intercreditor Agreement and the ENP Interests Pledge Agreement, as Administrative Agent may reasonably request, including without limitation those matters described in Sections 7.01 and 7.02 of the Original Credit Agreement.

H. Authorization Certificate.  Borrower shall have delivered a certificate of a Responsible Officer satisfactory in form and substance to the Administrative Agent authorizing the execution, delivery and performance of the Intercreditor Agreement and the ENP Interests Pledge Agreement.

I. Fees and Expenses.  The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers to which Borrower is a party.

J. Representations and Warranties.  All representations and warranties contained herein or in the other Modification Papers or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects (except that any representation or warranty that is qualified as to "materiality" or "material adverse effect" shall be true and correct in all respects) as though such representations and warranties have been made on and as of the date of the Administrative Agent's execution of the Intercreditor Agreement, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Intercreditor Agreement Effective Date, such representations and warranties shall continue to be true and correct as of such specified earlier date.

4. Amendments to Original Credit Agreement.  On the Intercreditor Agreement Effective Date, the Original Credit Agreement shall be amended as follows:

(a) Section 1.01 of the Original Credit Agreement shall be amended by adding the following definitions thereto in appropriate alphabetical order:

"'Denbury' means Denbury Resources, Inc., a Delaware corporation.

'Encore GP Holdings' means Encore Partners GP Holdings LLC, a Delaware limited liability company, an Affiliate of Denbury.

'Encore LP Holdings' means Encore Operating LP Holdings LLC, a Delaware limited liability company, an Affiliate of Denbury.

'Encore Operating' means Encore Operating LP, a Delaware limited partnership, an Affiliate of Denbury.

'ENP' means Encore Energy Partners LP, a publicly traded Delaware limited partnership.

'ENP Acquisition' means the acquisition by Borrower of all outstanding ENP General Partner Units from Encore GP Holdings, approximately forty-six percent (46%) of the outstanding ENP Common Units from Encore LP Holdings and Encore Operating, and all of the ENP GP LLC Member Interests from Encore GP Holdings pursuant to the ENP Acquisition Documents.

'ENP Acquisition Agreement' means that certain Purchase Agreement of even date herewith by and among Denbury, Encore GP Holdings, Encore LP Holdings and Encore Operating, as selling parties (the 'Selling Parties'), and the Borrower, as buyer.

'ENP Acquisition Documents' means the ENP Acquisition Agreement and all agreements, assignments, bills of sale, certificates or other documents and instruments now or hereafter executed and delivered by and between Borrower and/or the Selling Parties pursuant to the ENP Acquisition Agreement or in connection with the ENP Acquisition.

'ENP Common Units' means the common units issued by ENP representing limited partner interests in ENP.

'ENP Credit Agreement' means that certain Amended and Restated Credit Agreement dated March 7, 2007 among ENP Operating as borrower, ENP as a guarantor, Bank of America, N.A., as administrative agent, and the lenders named therein, as from time to time amended, supplemented or restated.

'ENP Credit Facility Availability' means, at any time, the difference of (i) the 'Borrowing Base' (as defined in the ENP Credit Agreement) at such time minus (ii) the 'Total Outstandings' (as defined in the ENP Credit Agreement) at such time.

'ENP General Partner Units' means the general partner units issued by ENP or representing general partner interests issued by ENP.

'ENP GP' means Encore Energy Partners GP LLC, a Delaware limited liability company, the general partner of ENP.

'ENP GP LLC Agreement' means the Limited Liability Company Agreement of ENP GP dated as of February 13, 2007 and as in effect on the Term Loan Credit Agreement Effective Date.

'ENP GP LLC Member Interests' means the membership interests issued by ENP GP.

'ENP Interests' means collectively, the ENP General Partner Units, the ENP Common Units and the ENP GP LLC Member Interests, all rights, titles and interests with respect thereto, and all proceeds thereof.

'ENP Interests Pledge Agreement' means a pledge agreement in form and substance satisfactory to the Administrative Agent pursuant to which the ENP Interests are pledged to the Administrative Agent for the ratable benefit of the Lenders to secure the payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time (the Lien created thereby shall be subject and inferior only to a Lien in the ENP Interests granted to the Term Loan Administrative Agent pursuant to the Term Loan Documents).

'ENP Material Indebtedness' means Debt of any one or more of ENP and the ENP Restricted Subsidiaries in an aggregate principal amount exceeding $15,000,000.

'ENP Operating' means Encore Energy Partners Operating LLC, a Delaware limited liability company, a wholly owned Subsidiary of ENP.

'ENP Partnership Agreement" means that certain Second Amended and Restated Agreement of Limited Partnership of the ENP dated as of September 17, 2007 and as in effect as of the Term Loan Credit Agreement Effective Date.

'ENP Restricted Subsidiary' means ENP Operating and each other 'Restricted Subsidiary' as such term is defined in the ENP Credit Agreement.

'Intercreditor Agreement' means that certain Lien Subordination and Intercreditor Agreement among Administrative Agent, Term Loan Administrative Agent and the Borrower, substantially in the form of Exhibit G attached hereto.

'Term Loan Administrative Agent' means BNP Paribas, or any successor agent under the Term Loan Credit Agreement.

'Term Loan Credit Agreement' means the Term Loan Agreement among the Borrower, the Term Loan Administrative Agent and the Term Loan Lenders which are parties thereto dated as of November 16, 2010, which creates the Term Loan Credit Facility.

'Term Loan Credit Agreement Effective Date' means the Effective Date, as defined in the Term Loan Credit Agreement.

'Term Loan Credit Facility' means a loan by the Term Loan Lenders to the Borrower of $175,000,000 on a term loan basis in order to enable Borrower to finance the ENP Acquisition.

'Term Loan Lenders' means the lenders which are parties to the Term Loan Credit Agreement.

'Term Loan Documents' means the 'Loan Documents' as defined in the Term Loan Credit Agreement."

(b) The following definitions in Section 1.01 of the Original Credit Agreement shall be amended in their entirety to read as follows:

"'EBITDA' means, for any twelve-month period (except as otherwise expressly provided) ending on the last day of any fiscal quarter, consolidated net income, excluding any non-cash revenue or expense associated with Swap Agreements resulting from FAS 133, plus without duplication and to the extent deducted from revenues in determining consolidated net income, the sum of (a) the aggregate amount of consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depletion, depreciation and amortization for such period, (d) all other non-cash charges, all determined on a consolidated basis with respect to Borrower, the Consolidated Subsidiaries and Vanguard Resources in accordance with GAAP, using the results of the twelve-month period ending with that reporting period (except as otherwise herein provided), and (e) on an annualized basis, proforma cash distributions by ENP and ENP GP to Borrower with respect to the ENP Interests.

'Loan Documents' means this Agreement, the Notes, the Letter of Credit Agreements, the Title Indemnity Agreements, the Affidavits of Payment of Trade Bills, the Property Certificates, the Reconciliation Schedules, the Lewis Energy Title Indemnity Agreement, the Lewis Energy Affidavit of Payment of Trade Bills, the Intercreditor Agreement, the Lewis Energy Property Certificate, and the Security Instruments and all other agreements, instruments, consents and certificates heretofore or hereafter executed and delivered by the Borrower or any of its Affiliates in connection with this Agreement (other than Swap Agreements with Swap Lenders).

'Subsidiary' means:  (a) any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries, and (b) any partnership of which the Borrower or any of its Subsidiaries is a general partner; provided, however, the term 'Subsidiary' shall not include ENP, ENP GP, ENP Operating or any of their respective subsidiaries.  Unless otherwise indicated herein, each reference to the term 'Subsidiary' shall mean a Subsidiary of the Borrower.

'Transactions' means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement, and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties, the ENP Common Units, the ENP GP LLC Member Interests and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor's grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments, including without limitation the grant of Liens by ENP GP on the ENP General Partner Units pursuant to the ENP Interests Pledge Agreement."

(c) Section 2.09(b) of the Original Credit Agreement shall be amended to read in their entirety as follows:

" (b)           Guarantees and Pledges of Equity Interests (other than ENP Interests).  The payment and performance of the Notes and all of the other Indebtedness hereunder, under the Loan Documents, and under the Swap Agreements, and the reimbursement obligations under the Letters of Credit, (A) shall be unconditionally guaranteed by each Subsidiary pursuant to one or more Guaranty Agreements, and (B) shall be secured by a first priority Lien against the Equity Interests of each Subsidiary other than ENP or ENP GP pursuant to a Subsidiary Pledge Agreement.  Reference is made to Section 8.14 of this Agreement for further provisions with respect to additional Guarantors and additional collateral."

(d) Section 2.09 shall be amended by adding thereto a new paragraph (e) which shall read in its entirety as follows:

"(e)           Pledge of ENP Interests.  The payment and performance of the Notes and all of the other Indebtedness hereunder and under the Loan Documents shall be secured by a first and superior Lien against the ENP Interests (subordinate and subject only to Liens thereon securing the indebtedness created under the Term Loan Documents as provided in the Intercreditor Agreement) pursuant to the ENP Interests Pledge Agreement.  Reference is made to Section 8.14 of this Agreement for further provisions with respect to additional ENP Interests."

(e) Section 7.14 of the Original Credit Agreement shall be amended to read in its entirety as follows:

"Section 7.14.  Subsidiaries.  Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries and the Borrower has no Foreign Subsidiaries.  Each Subsidiary on such schedule is a Wholly-Owned Subsidiary and a disregarded entity for federal income tax purposes.  Schedule 7.14, as supplemented as of the Term Loan Credit Agreement Effective Date, lists the Borrower's and its Subsidiaries' percentage ownership of ENP GP and ENP as of the Term Loan Credit Agreement Effective Date.

(f) Section 7.16 of the Original Credit Agreement shall be amended by adding thereto a new paragraph (f) which reads in its entirety as follows:

"(f)           As of the Term Loan Credit Agreement Effective Date, Borrower owns all of the outstanding ENP GP LLC Member Interests and 20,924,055 ENP Common Units, which represent an approximate 46% percentage interest in ENP, and ENP GP owns all of the outstanding ENP General Partner Units, which represent a 1.10% percentage interest in ENP, all as set forth on Schedule 7.14 as supplemented as of the Term Loan Credit Agreement Effective Date, and Borrower or ENP GP, as applicable, has good and marketable title to such ENP Interests, free and clear of all Liens, other than (i) first priority senior Liens securing the Indebtedness (subordinate and subject only to Liens thereon securing the indebtedness under the Term Loan Documents as provided in the Intercreditor Agreement) and (ii) Liens securing the Term Loan Facility.  The ENP GP Units have been duly authorized and validly issued in accordance with the ENP Partnership Agreement.  The ENP Common Units have been duly authorized and validly issued in accordance with the ENP Partnership Agreement, are fully paid (to the extent required by the ENP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by  Section 17-607 of the Delaware Revised Uniform Limited Partnership Act).  The ENP GP LLC Member Interests have been duly authorized and validly issued in accordance with the ENP GP LLC Agreement, are fully paid (to the extent required by the ENP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act)."

(g) Section 7.24 of the Original Credit Agreement shall be amended by adding the following to the end thereof:

"The ENP Interests Pledge Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable Lien on all of Borrower's and ENP GP's right, title and interest in and to the ENP Interests."

(h) Section 8.01(i) of the Original Credit Agreement shall be amended to read in its entirety as follows:

"(i)  SEC and Other Filings; Reports to Shareholders.  Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Vanguard Resources with the SEC, or with any national securities exchange, or distributed by Vanguard Resources to its shareholders generally, as the case may be.  Documents required to be delivered pursuant to this clause (i) may be delivered electronically and if so delivered shall be deemed to have been delivered on the date (x) on which Vanguard Resources posts such documents, or provides a link thereto on Vanguard Resources' website on the Internet; or (ii) on which such documents are posted on Vanguard Resources' behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) upon written request by the Administrative Agent, the Borrower shall cause Vanguard Resources to deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify, or cause Vanguard Resources to notify, (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents."

(i) Section 8.11(b) of the Original Credit Agreement shall be amended to read in its entirety as follows:

"(b)           The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property , the ENP Interests or other Property covered by the Lien of the Security Instruments without the signature of the Borrower or any other Guarantor where permitted by law.  A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property, the ENP Interests, such other Property or any part thereof shall be sufficient as a financing statement where permitted by law."

(j) Section 8.14 of the Original Credit Agreement shall be amended by adding a new paragraph (e) thereto which reads in its entirety as follows:

"(e)           Upon the acquisition by the Borrower or any Subsidiary of any ENP Interests after the Term Loan Credit Agreement Effective Date, the Borrower shall grant, or shall cause such Subsidiary to grant, within five Business Days after the acquisition thereof, to the Administrative Agent as security for the Indebtedness a security interest in such acquired ENP Interests (which shall be free and clear of all Liens other than the first priority Lien securing the indebtedness created under the Term Loan Documents in accordance with the provisions of the Intercreditor Agreement) and shall deliver to the Administrative Agent any and all certificates evidencing such acquired ENP Interests upon the termination of the Intercreditor Agreement.  All such Liens will be created and perfected by and in accordance with the provisions of the ENP Interests Pledge Agreement and financing statements with respect thereto, all in form and substance reasonably satisfactory to the Administrative Agent."

(k) Sections 9.01(b) and (c) of the Original Credit Agreement shall be amended to read in its entirety as follows:

"(b)           Consolidated Leverage Ratio.  The Borrower will not, as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2010, permit its Consolidated Leverage Ratio to be greater than the ratios indicated for each period specified below:

Period	Ratio
From 12/31/10 through repayment of Term Loan Credit Facility	3.75 to 1.0
From repayment of Term Loan Credit Facility and thereafter	3.50 to 1.0
(c)           Consolidated Current Ratio.  The Borrower will not permit, at any time, the ratio of (i) consolidated current assets (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities (excluding non-cash obligations under FAS 133 and current maturities under this Agreement and under the Term Loan Credit Agreement) to be less than 1.0 to 1.0.  This ratio shall be computed for the Borrower, the Consolidated Subsidiaries and Vanguard Resources on a consolidated basis."

(l) Section 9.01 of the Original Credit Agreement shall be amended by adding thereto a new paragraph (e) which shall read in its entirety as follows:

"(e)           Minimum Equity Financing of Acquisitions.  The Borrower will not permit the aggregate received proceeds from Equity Offerings after the Term Loan Credit Agreement Effective Date to be less than the difference of (i) the aggregate purchase price of all Property acquired by the Borrower, ENP and their respective Consolidated Subsidiaries after the Term Loan Credit Agreement Effective Date minus (ii) the aggregate availability under the Borrowing Base and the ENP Credit Facility Availability, if any, resulting from such acquisitions, determined with respect to each such acquisition as of the date of such acquisition."

(m) Section 9.02 of the Original Credit Agreement shall be amended by adding the following paragraph (i) thereto which shall read in its entirety as follows:

"(i)           Indebtedness under the Term Loan Credit Facility not to exceed the principal amount of $175,000,000."

(n) Section 9.03 of the Original Credit Agreement shall be amended by adding a new paragraph (f) thereto which shall read in its entirety as follows:

"(f)           Subject to the terms of the Intercreditor Agreement, Liens securing indebtedness created under the Term Loan Credit Facility."

(o) Section 9.05 of the Original Credit Agreement shall be amended by adding a new paragraph (k) thereto which shall read in its entirety as follows, and by changing old paragraph (k) to paragraph (l):

"(k)           Investments in ENP Interests."

(p) Section 9.11 of the Original Credit Agreement shall be amended to read in its entirety as follows:

"Section 9.11.  Mergers, Etc.  Neither the Borrower nor any of its Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person, except that (i) any Wholly-Owned Subsidiary may merge with any other Wholly-Owned Subsidiary, (ii) the Borrower may merge with any Wholly-Owned Subsidiary so long as the Borrower is the survivor, and (iii) a Wholly-Owned Subsidiary with no assets may merge with and into ENP so long as ENP is the survivor."

(q) Section 9.12 of the Original Credit Agreement shall be amended to read in its entirety as follows:

"Section 9.12.  Sale of Properties.  The Borrower will not, and will not permit any Subsidiary to sell any ENP Interests. The Borrower will not, and will not permit any Subsidiary to,  sell, assign, farm-out, convey or otherwise transfer any other Property except for (a) the sale of Hydrocarbons in the ordinary course of business; (b) farmouts of undeveloped acreage and assignments in connection with such farmouts; (c) the sale or transfer of equipment that is no longer necessary for the business of the Borrower or such Subsidiary or is replaced by equipment of at least comparable value and use; and (d) sales and other dispositions of Property not regulated by Sections 9.01(a) through 9.01(d) having a fair market value not in excess of 5% of the Borrowing Base (as determined by the Administrative Agent), individually or in the aggregate during any 12-month period."

(r) Section 9.15 of the Original Credit Agreement shall be amended to read in its entirety as follows:

"Section 9.15.  Subsidiaries.  The Borrower will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Borrower gives written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b) and Section 8.14(c); provided however, that the Borrower and any Wholly-Owned Subsidiary may create a Subsidiary to be used in connection with the merger by the Borrower or any Subsidiary with ENP, ENP Operating or any of their respective Subsidiaries.  The Borrower shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.12(d).  Neither the Borrower nor any Subsidiary shall have any Foreign Subsidiaries."

(s) Section 9.16 of the Original Credit Agreement shall be amended to read in its entirety as follows:

"Section 9.16.  Negative Pledge Agreements; Dividend Restrictions.  The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Instruments or Capital Leases creating Liens permitted by Section 9.03(c)) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith, or which restricts (other than the ENP Partnership Agreement, the ENP GP LLC Agreement and the ENP Credit Agreement) ENP, ENP GP or any ENP Restricted Subsidiary from paying dividends or making distributions."

(t) Sections 10.01(f), (g), (h), (i), (j) and (k) of the Original Credit Agreement shall be amended to read in their entirety as follows:

"(f)           the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, or ENP, ENP GP or any ENP Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of ENP Material Indebtedness, in each case when and as the same shall become due and payable (after giving effect to any applicable notice and cure period).

(g)           any event or condition occurs that results in any Material Indebtedness or ENP Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any Subsidiary to make an offer in respect thereof.

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary, or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary, or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered.

(i)           the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary, or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

(j)           the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary, shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.

(k)           (i) one or more final judgments for the payment of money in an aggregate amount in excess of (x) with respect to the Borrower or any Subsidiary, 2% of the existing Borrowing Base, and (y) with respect to ENP, ENP GP or any ENP Restricted Subsidiary, $15,000,000, (in each case to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding) or (ii) any one or more non-monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered (x) against the Borrower, any Subsidiary or any combination thereof, or (y) against ENP, ENP GP, any ENP Restricted Subsidiary or any combination thereof, and in each such case the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary, or upon any assets of ENP, ENP GP or any ENP Restricted Subsidiary, to enforce any such judgment."

(u) Section 10.01(n) of the Original Credit Agreement shall be amended to read in its entirety as follows:

"(n)           There occurs under any Swap Agreement an early Termination Date (as defined in such Swap Agreement) resulting from (i) any event of default under such Swap Agreement to which the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary, is the Defaulting Party (as defined in such Swap Agreement), or (ii) any Termination Event (as so defined) under such Swap Agreement as to which the Borrower or any Subsidiary, or ENP, ENP GP or any ENP Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value (x) owed by the Borrower or such Subsidiary as a result thereof exceeds $2,000,000 or (y) owed by ENP, ENP GP or such ENP Restricted Subsidiary as a result thereof exceeds $15,000,000, and such amount owed by ENP, ENP GP or any ENP Restricted Subsidiary is not paid when due."

(v) Section 12.9 of the Original Credit Agreement shall be amended by adding a new paragraph (e) thereto which shall read in its entirety as follows:

“(e)           WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.”

(w) Article XII of the Original Credit Agreement shall be amended by adding the following Section 12.18 thereto which shall read in its entirety as follows:

"Section 12.18.  Concerning the Intercreditor Agreement.  Each Lender (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement, and (c) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Revolving Collateral Agent on behalf of such Lender.  The foregoing provisions are intended as an inducement to the Lenders to extend credit and such Lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement."

(x) Exhibit D to the Original Credit Agreement shall be replaced with Exhibit D attached to this Amendment.

(y) The Original Credit Agreement is hereby amended by adding thereto a new Exhibit G, the Intercreditor Agreement, which is attached as Exhibit G hereto.

(z) Schedule 7.14 to the Original Credit Agreement shall be replaced with an updated Schedule 7.14 taking into account the consummation of the ENP Transaction.

5. Concerning the Intercreditor Agreement.  The following provision shall be added to all Security Documents executed on and after the Intercreditor Agreement Effective Date:

"Reference is made to that certain Lien Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the 'Intercreditor Agreement'), among Citibank, N.A., as Revolving Collateral Agent; BNP Paribas, as Term Loan Collateral Agent; Vanguard Natural Gas, LLC ('Vanguard'); and the Subsidiaries of Vanguard from time to time parties thereto.  Notwithstanding any other provisions contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Obligations Security Documents (as defined in the Intercreditor Agreement).  In the event of a conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Interecreditor Agreement shall control."

6. Certain Representations.  Borrower represents and warrants that, as of the Effective Date:  (a) Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by Borrower thereof.  In addition, Borrower represents that after giving effect to this Amendment all representations and warranties contained in the Original Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of such date except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case such representation or warranty is true and correct in all material respects as of such earlier date.

7. No Further Amendments.  Except as previously amended in writing or as amended hereby, the Original Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8. Acknowledgments and Agreements.  Borrower acknowledges that on the date hereof all outstanding Obligations are payable in accordance with their terms, and Borrower waives any defense, offset, counterclaim or recoupment with respect thereto.  Borrower, Administrative Agent, L/C Issuer and each Lender do hereby adopt, ratify and confirm the Original Credit Agreement, as amended hereby, and acknowledge and agree that the Original Credit Agreement, as amended hereby, is and remains in full force and effect.  Borrower acknowledges and agrees that its liabilities and obligations under the Original Credit Agreement, as amended hereby, and under the Loan Documents, are not impaired in any respect by this Amendment.  Any breach of any representations, warranties and covenants under this Amendment shall be a Default or an Event of Default, as applicable, under the Original Credit Agreement.

9. Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Administrative Agent now has or may have in the future under or in connection with the Original Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

10. Confirmation of Security.  Borrower hereby confirms and agrees that all of the Mortgages, security agreements and other security instruments which presently secure the Indebtedness shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Indebtedness as described in the Original Credit Agreement as modified by this Amendment.

11. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

12. Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Original Credit Agreement captioned "Governing Law, Jurisdiction; Consent to Service of Process; Waiver of Jury Trial" are incorporated herein by reference for all purposes.

13. Entirety, Etc.  This Amendment and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[This space is left intentionally blank.  Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWER

VANGUARD NATURAL GAS, LLC

By:           /s/ Richard Robert
Richard Robert
Executive Vice President
and Chief Financial Officer

ADMINISTRATIVE AGENT

CITIBANK, N.A.,
as Administrative Agent

By:          /s/ Ryan Watson
                Ryan Watson
Vice President

EXISTING LENDER

CITIBANK, N.A.

By:           /s/ Ryan Watson
Ryan Watson
Vice President

LENDER

BNP PARIBAS

By:             /s/ Betsy Jocher
Name:         Betsy Jocher
Title:           Director

By:              /s/ Richard Hawthorne
Name:         Richard Hawthorne
Title:           Director

 LENDER

COMERICA BANK

By:              /s/ Justin Crawford
Name:         Justin Crawford
Title:           Vice President

LENDER

COMPASS BANK

By:             /s/ Dorothy Marchand
Name:         Dorothy Marchand
Title:           Sr. Vice President

LENDER

ROYAL BANK OF CANADA

By:              /s/ Don J. McKinnerney
Name:         Don J. McKinnerney
Title:           Authorized Signatory

LENDER

THE BANK OF NOVA SCOTIA

By:              /s/ John Frazell
Name:         John Frazell
Title:           Director

LENDER

WELLS FARGO BANK, N.A.

By:              /s/ Richard A. Gould
Name:         Richard A. Gould
Title:           Managing Director

LENDER

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

By:              /s/ Page Dillehunt
Name:         Page Dillehunt
Title:           Managing Director

By:              /s/ Sharada Manne
Name:         Sharada Manne
Title:           Director

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the _______________ of VANGUARD NATURAL GAS, LLC, a Kentucky limited liability company (the "Borrower"), and that as such he/she is authorized to execute this certificate on behalf of the Borrower.  With reference to the Second Amended and Restated Credit Agreement dated as of August 31, 2009 (together with all amendments, restatements, supplements or other modifications thereto being the "Agreement") among the Borrower, CITIBANK, N.A., as Administrative Agent, and the other agents and lenders (the "Lenders") which are or become a party thereto, and such Lenders, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

(a)           The representations and warranties of the Borrower contained in Article VII of the Agreement and in the Loan Documents and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement and the Loan Documents were true and correct in all material respects when made, and are repeated at and as of the time of delivery hereof and are true and correct in all material respects at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

(b)           The Borrower has performed and complied with all agreements and conditions contained in the Agreement and in the Loan Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe].

(c)           Since _________________, 20__, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event].

(d)           There exists no Default or Event of Default [or specify Default and describe].

(e)           The aggregate amount of cash used to date by Vanguard Resources, LLC to repurchase treasury stock is $_________________.

(f)           Attached hereto are the detailed computations necessary to determine whether the Borrower is in compliance with Section 9.01 and Section 8.14 as of the end of the [fiscal quarter][fiscal year] ending [                              ].

EXECUTED AND DELIVERED this _________ day of __________, 20__.

VANGUARD NATURAL GAS, LLC

By:
Name:
Title:

1

For the Quarter/Year ended ___________________("Statement Date")

SCHEDULE 2
to the Compliance Certificate
($ in 000's)

I.Section 9.01(a) – Interest Coverage Ratio.
A.EBITDA
1.consolidated net income, less	$______________
2.non-cash revenue or expense associated with Swap Agreements resulting from FAS 133, less	($______________)
3.income or plus loss from discontinued operations and extraordinary items, plus	($______________)
4.income taxes, plus	$______________
5.interest expense, plus	$______________
6.depreciation, plus	$______________
7.depletion, plus	$______________
8.amortization, plus	$______________
9.non-cash and extraordinary items, plus	$______________
10.Proforma cash distributions by ENP and ENP GP with respect to ENP Interests (annualized)	$______________
11.Total EBITDA	$______________
12. less the aggregate amount of cash used to purchase Equity Interests of Vanguard Resources, LLC during the twelve month period ending on the Statement Date	$______________
B. Interest Expense	$______________
C. Ratio (Line I.A.12 ÷ Line I.B)	_________ to 1.0
Minimum Required: 2.5 to 1.0

1

Maximum Permitted:
II. Section 9.01(b) – Consolidated Leverage Ratio.
A.Total Debt
1.Debt, less	$_______________
2.Non-cash obligations under FAS 133, less	($______________)
3.Accounts payable and other accrued liabilities not greater than 60 days past due or which are being contested in good faith	($______________)
4.Total Debt	$_______________
B.EBITDA (amount on Line I.A.11)	$_______________
C.Ratio (Line II.A.4 ÷ Line II.B)	__________ to 1.0

Period	Ratio
From 12/31/10 through repayment of Term Loan Credit Facility	3.75 to 1.0
From repayment of Term Loan Credit Facility and thereafter	3.50 to 1.0
Period	Ratio
From 12/31/10 through repayment of Term Loan Credit Facility	3.75 to 1.0
From repayment of Term Loan Credit Facility and thereafter	3.50 to 1.0

III.Section 9.01(c) – Current Ratio.
A.Current Assets (including Borrowing Base availability)	$______________
B. Current Liabilities (excluding current maturities of Indebtedness owed to Lenders and current maturities of indebtedness owed to Term Loan Lenders)	$______________
C.Ratio (Line III.A ÷ Line III.B):	_________ to 1.0
Minimum Required: 1.0 to 1.0

2

EXHIBIT G
FORM OF INTERCREDITOR AGREEMENT

1